                                                                     EXHIBIT 3.2

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2911026

                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


We, James C. Bender                                           ,  *President
    ----------------------------------------------------------
and Valerie L. Pawson                                         ,  *Clerk
                     -----------------------------------------
of AWARE, INC.                                                              ,
   -------------------------------------------------------------------------
                                (Exact name of corporation)

located at One Oak Park, Bedford, MA 01730                                  ,
           -----------------------------------------------------------------
                    (Street address of corporation Massachusetts)


do hereby certify that the following Restatement of the Articles of Organization was fully adopted at a meeting held on June 6, 1996 by a vote of the directors/or:

8,955,935  shares of Common                        of  10,147,007 shares outstanding,
- ----------           -----------------------------     -----------
                     (type, class & series if any)

  35,910   shares of Preferred                     of      48,354  shares outstanding, and
- ----------           -----------------------------     -----------
                     (type, class & series if any)

           shares of                               of              shares outstanding,
- ----------           -----------------------------     -----------
                     (type, class & series if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

                                   ARTICLE I
                        The name of the corporation is:

                                  AWARE, INC.


                                   ARTICLE II
The purpose of the corporation is to engage in the following business activities:

     To research, develop, manufacture and market computer software, hardware, systems and electronic components, equipment and other products utilizing computers and other information processing technologies.


     In general, to carry on any lawful business whatsoever in connection with the foregoing, or which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties and which is not contrary to Chapter 156B of the General Laws of the Commonwealth of Massachusetts, and to do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

[FN]
* Delete the inapplicable words.    ** Delete the inapplicable clause.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


- --------------------------------------------------------------------------------
     WITHOUT PAR VALUE                              WITH PAR VALUE
- --------------------------------------------------------------------------------
TYPE        NUMBER OF SHARES           TYPE      NUMBER OF SHARES      PAR VALUE
- --------------------------------------------------------------------------------
Common:                                Common:      30,000,000           1(cent)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Preferred:                             Preferred:    1,000,000           $1.00
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                             Undesignated 1,000,000

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

I.   PROVISIONS GENERALLY APPLICABLE TO PREFERRED SHARES

     The description of the Preferred Stock is as follows:

     1. CERTIFICATE OF DESIGNATION. The Board of Directors is authorized, subject to limitations described by law and the provisions of this Article 4, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more shares of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

     2. AUTHORITY OF BOARD. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

     (a) the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

     (b) whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     (d) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

     (f) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

     (g) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

     (h) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

     (i) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

IV.  PROVISIONS APPLICABLE TO COMMON SHARES

     1. NO PREFERENCE. None of the Common Shares shall be entitled to any preference, and each Common Share shall be equal to every other such share in every respect. Each Common Share shall be entitled to one vote.

     2. DIVIDEND RIGHTS. Subject to the provisions with respect to the Preferred Shares, and not otherwise, such dividends, payable in cash, shares or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Shares from time to time out of any funds lawfully available therefor, and except as specified by the Board of Directors, the Preferred Shares shall not be entitled to participate, as such, in any such dividend.

III. PROVISIONS APPLICABLE TO SERIES A THROUGH SERIES E PREFERRED SHARES.

     All Series A Preferred Shares, all Series B Preferred Shares, all Series C Preferred Shares, all Series D Preferred Shares and all Series E Preferred Shares have been canceled.

                                   ARTICLE V


The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


                None

                                   ARTICLE VI

"Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     6A. LIMITATION OF DIRECTORS LIABILITY

     The personal liability of the corporation's directors is hereby eliminated to the fullest extent permitted by law, including, without limitation, by the provisions of Chapter 156B, Section 13(b) (1 1/2) of the General Laws.

     6B. BY-LAW AMENDMENTS

     The By-laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of the By-laws with respect to matters which by law or the Articles of Organization require action by the stockholders. No later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

     6C. TERM OF OFFICE FOR THE BOARD OF DIRECTORS

     The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors following adoption of these Restated Articles, directors of the first class (Class I Directors) shall be elected for a term of one year; directors of the second class (Class II Directors) shall be elected for a term of two years; directors of the third class (Class III Directors) shall be elected for a term of three years. At each annual meeting thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

     6D. CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

     Except as otherwise provided in these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

     6E. PLACES OF MEETING OF STOCKHOLDERS

     Meetings of the stockholders may be held anywhere in the United States.

     6F. PARTNERSHIP IN ANY BUSINESS ENTERPRISE

     The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.



                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

        One Oak Park, Bedford, MA 01730

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                  NAME             RESIDENTIAL ADDRESS     POST OFFICE ADDRESS

President:  James C. Bender       272 Farley Rd., Hollis, NH 03049

Treasurer:  Richard P. Moberg      19 Hidden Brick Road, Hopkinton, MA 01748

Clerk:      Valerie L. Pawson     196 Eliot St., Natick, MA 01760

Directors:  James C. Bender       272 Farley Rd., Hollis, NH 03049
            John Kerr             336 Essex Road, Kenilworth, IL 60043
            John Stafford          60 Strawberry Hill Road, Dover, MA 02030
            Charles Stewart         7 Bristol Road, Northbrook, IL 60093
            Gerald Fishman        169 Hickory Road, Weston, MA



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:


d. The name and business address of the resident agent, if any, of the corporation is:

        One Oak Park, Bedford, MA 01730

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

  Article 3 -- Decrease preferred stock
  Article 4 -- Reflect decreased preferred stock



SIGNED UNDER THE PENALTIES OF PERJURY, this ___ day of__________________, 19___,


___________________________________________________________________, *President



___________________________________________________________________, *Clerk


*Delete the inapplicable words.    **If there are no amendments, state "None".

                    THE COMMONWEALTH OF MASSACHUSETTS

                    RESTATED ARTICLES OF ORGANIZATION
                (General Laws, Chapter 156B, Section 74)


  ======================================================================

  I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $___________ having been paid, said articles are deemed to have been filed with me this __________ day of _____________________, 19 ___.



  Effective Date:______________________________


                          WILLIAM FRANCIS GALVIN
                      Secretary of the Commonwealth







                     TO BE FILLED IN BY CORPORATION
                  Photocopy of document to be sent to:

                        Valerie L. Pawson, Esq.
                           Lawson & Weitzen
                          425 Summer Street
                        Boston, MA 02210-1736
                      Telephone: (617) 439-4990